UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/27/2010

EXACTECH, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-28240

FL	59-2603930
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2320 NW 66th Court, Gainesville, FL 32653
(Address of principal executive offices, including zip code)

352-377-1140
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure

On August 27, 2010, Exactech, Inc. (the "Company") issued a press release announcing the Company's acquisition of several innovative spine product lines and all related technology from VertiFlex, Inc., a leading developer of minimally invasive and motion preserving spinal surgery technologies. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference in this Item 7.01.

The press release attached as an exhibit to this report contains various "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company's expectations or beliefs concerning future events, including, but not limited to, statements regarding levels of and expected growth in sales of the Company's products. When used in the press release and this report, the terms "anticipate," "believe," "estimate," "expect" and "intend" and words or phrases of similar import, as they relate to the Company or its subsidiaries or its management, are intended to identify forward-looking statements. These forward-looking statements are further qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, the effect of competitive pricing, the Company's dependence on the ability of its third-party suppliers to produce components on a cost-effective basis to the Company, market acceptance of the Company's products, the outcome of litigation, the availability of third-party reimbursement for the Company's products, high inventory maintenance requirements, the Company's ability to protect its intellectual property, dedication of substantial resources towards research and development efforts, product liability risks and the effects of governmental regulation. Results actually achieved may differ materially from expected results included in these statements as a result of these or other factors, including those factors discussed under "Risk Factors" set forth in Item 1A of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009. Exactech undertakes no obligation to update, and the Company does not have a policy of updating or revising, these forward-looking statements. The information in this report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD. The furnishing of this information is not intended to, and does not, constitute a determination or admission by the Company that such information is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 8.01.    Other Events

On August 27, 2010, Exactech, Inc., a Florida corporation (the "Company"), completed the acquisition of several spine product lines and all related technology from VertiFlex, Inc.("VertiFlex"). Included in the assets purchased is the Silverbolt Percutaneous Pedicle Screw System and related assets, which offers a significant new approach to minimally invasive spine surgery. The purchase price is approximately $2.5million - $3.5 million, of which $2.5 million was paid to the VertiFlex and an additional $1.0 million in potential earn-out payments.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.
Exhibit
Number                                Description
99.1                        Press Release issued by the Company on August 27, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXACTECH, INC.

Date: August 27, 2010	By:	/s/ Joel C. Phillips
Joel C. Phillips
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1